Exhibit 99.1

    Cornerstone Realty Reports Fourth Quarter and Year 2003 Results

    RICHMOND, Va.--(BUSINESS WIRE)--Feb. 17, 2004--Cornerstone Realty Income Trust, Inc. (NYSE: TCR) today reported operating results for the fourth quarter and year ended December 31, 2003.
    Funds From Operations ("FFO") in the fourth quarter ended December 31, 2003 were $11.3 million, or $0.20 per common share, compared with $10.0 million, or $0.20 per common share, in the fourth quarter of 2002. FFO for the year 2003 was $43.5 million, or $0.80 per common share, compared with $46.2 million, or $0.92 per common share, last year. Net loss available to common shareholders in the fourth quarter of 2003 was $3.1 million, or $0.06 per common share basic and diluted, compared with a net loss available to common shareholders of $1.7 million, or $0.04 per common share basic and diluted, in the fourth quarter of 2002. For the year 2003, net loss available to common shareholders was $8.2 million, or $0.16 per common share basic and diluted, compared with net loss available to common shareholders of $0.1 million, or $0.00 per common share basic and diluted, in the year 2002.
    FFO is the generally accepted measure of operating performance for a real estate investment trust (REIT). A reconciliation of net income to FFO is included in the Operating Results table at the end of this news release.
    In the fourth quarter of 2003, total revenues were $44.7 million compared with $39.4 million in the fourth quarter of 2002. Average physical occupancy in the fourth quarter of 2003 was 93% compared with 92% a year ago, and the average rent per unit in the fourth quarter of 2003 was $671 compared with $681 in the fourth quarter of 2002. For the year 2003, total revenues were $171.7 million compared with $159.9 million a year ago. Average physical occupancy in both 2003 and 2002 was 92%, and the average rent per unit in 2003 was $674 compared with $688 in the prior year.
    Commenting on the fourth quarter and annual results, Glade M. Knight, chairman and chief executive officer, said: "The fourth quarter was a continuation of softness in occupancy rates in our major markets, particularly in the Dallas/Ft. Worth area where lack of significant job growth, overbuilding of apartment communities, and low mortgage rates have continued to adversely affect our operations. In some of our other major markets, we are beginning to experience slight improvement in occupancy and rental rates, and we are hopeful that employment growth and fewer new apartment completions in those markets will allow us to generate moderate improvement in operations throughout 2004," Knight said.
    "Although the occupancy rates in some of our markets remain soft, we believe we are positioned well for meaningful improvement in revenues and earnings toward the end of this year and into 2005. We have greatly enhanced the depth and quality of our portfolio in the past year, particularly with the Merry Land merger last spring. The merger also provided us with a small but quality development pipeline in Savannah and Charleston as well as a third-party property management business, which we believe can generate a significant contribution to revenues and earnings over time as we work to grow that portion of our business.
    "In the second half of last year, we also completed a major $150-million refinancing that lowered our effective average interest rates and provided us with greater overall financial flexibility. In addition, we have spent considerable effort to greatly enhance our training and continuing education programs for our field management and staff, and we believe the results of that effort have positioned our apartment communities as the favored places to reside among current and prospective residents in each of our markets," Knight said.
    "In addition, we have added some outstanding individuals to our executive management team and our board of directors in the past year, and we look forward to capitalizing on the talents and experience of those executives and board members to enhance our overall operations and continue to improve our already strong corporate governance programs."

    Comparable Property Operations

    Comparable property operations is a measure Cornerstone uses to evaluate performance and is not deemed to be an alternative to net income as determined in accordance with generally accepted accounting principles. In addition, this measure as calculated by Cornerstone may not be comparable to similarly entitled measures of other companies.
    In the fourth quarter of 2003, Cornerstone's "same-community" portfolio consists of 74 stabilized apartment communities containing 20,127 apartment homes that the company has owned since January 1, 2002, representing approximately 87% of Cornerstone's 23,189 units. For the fourth quarter of 2003, same-community property operating income (rental income less property operating expenses) decreased 4% from the fourth quarter of 2002. Fourth quarter 2003 rental income decreased 3% while property operating expenses decreased 1% compared with the fourth quarter of 2002. For the year 2003, same-community property operating income decreased 7% from the prior year. Rental income in 2003 decreased 3% while property operating expenses increased 4% compared with the prior year.

    Dividends

    A quarterly dividend of $0.20 per share was paid on January 20, 2004 to common shareholders of record on December 30, 2003. The company also paid a quarterly dividend of $0.5938 per share on January 20, 2004 to record holders of its Series A Convertible Preferred
Shares on December 30, 2003.

    Conference Call and Webcast

    Cornerstone will hold a live conference call and webcast tomorrow, February 18, 2004 at 10:00 a.m. EST to review fourth quarter and yearly results. Individual investors can access the live webcast by visiting the Investor Relations page of the company's Web site at www.cornerstonereit.com. Investment professionals and media should call the company's Investor Relations department at (804) 643-1761 for further information on participating in the conference call. A replay of the conference call and webcast will be available on the company's Web site shortly after completion of the live event.

    Supplemental Information

    Additional operational and financial information for the fourth quarter and year ended December 31, 2003 is available in the Investor Relations section of Cornerstone's Web site at www.cornerstonereit.com.

    Forward Looking Statements

    Certain statements contained herein constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from results expressed or implied by such forward-looking statements. Such factors include, among other things, risks associated with unanticipated adverse business developments affecting the company, adverse changes in the real estate markets, and local as well as general economic and competitive factors. In addition, the timing and amounts of distributions to common shareholders are within the discretion of Cornerstone's board of directors. There is no assurance that planned events or results will be achieved.

    Corporate Profile

    Cornerstone Realty Income Trust, Inc. (NYSE:TCR) is a fully integrated, self-managed and self-advised real estate company that has operated as a REIT since 1993. The company focuses on the ownership and management of multifamily communities in select markets in Virginia, North Carolina, South Carolina, Georgia and Texas. Currently Cornerstone owns 89 apartment communities with 23,189 units, a third-party property management business, undeveloped apartment land, and ownership interests in two joint ventures. Cornerstone is headquartered in Richmond, Virginia and its common stock trades on the New York Stock Exchange under the symbol "TCR." For more information about Cornerstone, visit the company's web site at www.cornerstonereit.com.



CORNERSTONE REALTY INCOME TRUST, INC.
         OPERATING RESULTS
In Thousands Except Per Share Amounts
                                       Three Months    Twelve Months
                                          Ended           Ended
                                         Dec. 31         Dec. 31
                                      2003    2002     2003     2002
----------------------------------------------------------------------
Revenues
  Rental Income                    $42,362 $38,101  $163,059 $153,295
  Other Property Income              2,302   1,300     8,593    6,571
                                   ---------------- ------------------
Total Revenues                      44,664  39,401   171,652  159,866

Expenses
  Property and Maintenance          13,401  11,158    50,930   44,907
  Real Estate Taxes and Insurance    6,292   5,789    23,550   20,727
  Property Management                  985   1,029     4,102    3,798
  General and Administrative         1,095   1,181     3,824    3,904
  Other Depreciation                     6       6        23       24
  Depreciation and Amortization of
   Real Estate Assets               14,407  11,531    52,794   45,157
  Other                                 30      46       239      251
                                   ---------------- ------------------
Total Expenses                      36,216  30,740   135,462  118,768

Income Before Interest Income
 (Expense)                           8,448   8,661    36,190   41,098
  Interest Income                      104       4       274       31
  Interest Expense                 (11,632)(10,640)  (45,896) (41,684)
                                   ---------------- ------------------
Loss from Continuing Operations
 before
  Minority Interest of Unit Holders
   in Operating Partnership         (3,080) (1,975)   (9,432)    (555)
  Minority Interest of Unit Holders
   in Operating Partnership             92      71       262       36
                                   ---------------- ------------------
Loss from Continuing Operations     (2,988) (1,904)   (9,170)    (519)

Discontinued Operations
  Income (Loss) from Discontinued
   Operations                           (5)    252       (15)     739
  Gain (Loss) on Sales of
   Investments                         (75)      -     1,316        -
                                   ---------------- ------------------
Net (Loss) Income                  $(3,068)$(1,652)  $(7,869)    $220

  Distributions to Preferred
   Shareholders                        (76)    (75)     (303)    (303)
                                   ---------------- ------------------
Net Loss Available to Common
 Shareholders                      $(3,144)$(1,727)  $(8,172)    $(83)
                                   ================ ==================
Funds From Operations
Net Loss Available to Common
 Shareholders                      $(3,144)$(1,727)  $(8,172)    $(83)
Adjustments:
  Distributions to Preferred
   Shareholders                         76      75       303      303
  Minority Interest of Unit Holders
   in Operating Partnership            (92)    (71)     (262)     (36)
  Gain on Sales of Investments          75       -    (1,316)       -
  Depreciation from Discontinued
   Operations                            -     173       162      864
  Depreciation and Amortization of
   Real Estate Assets               14,407  11,531    52,794   45,157
                                   ---------------- ------------------
Funds From Operations              $11,322  $9,981   $43,509  $46,205
                                   ================ ==================
Per Share
  Weighted Average Shares -- Fully
   Converted                        57,488  50,885    54,694   50,202
  Funds From Operations Per Share    $0.20   $0.20     $0.80    $0.92
  Common Share Distributions         $0.20   $0.28     $0.88    $1.12
  Net Loss from Continuing
   Operations --
    Basic and Diluted               $(0.06) $(0.04)   $(0.18)  $(0.02)
  Net Income from Discontinued
   Operations --
    Basic and Diluted                   $-      $-     $0.02    $0.02
Net (Loss) Income Available to
 Common Shareholders --
    Basic and Diluted               $(0.06) $(0.04)   $(0.16)      $-
  Weighted Average Common Shares --
   Basic and Diluted                55,479  48,308    52,643   48,068


    CORNERSTONE REALTY INCOME TRUST, INC.
              BALANCE SHEET DATA                   Dec. 31,  Dec. 31,
    In Thousands Except Per Share Amounts           2003       2002
----------------------------------------------------------------------
Assets
----------------------------------------------
Investment in Rental Property
  Land                                           $160,108    $149,133
  Building and Improvements                     1,102,483     960,735
  Furniture and Fixtures and Other                 38,735      34,139
  Real Estate Under Development                     5,450       1,635
  Assets Available for Sale, Net                        -      13,185
                                               ----------- -----------
                                                1,306,776   1,158,827
  Less Accumulated Depreciation                  (224,462)   (172,978)
                                               ----------- -----------
                                                1,082,314     985,849
                                               ----------- -----------
Cash and Cash Equivalents                           1,393       1,380
Prepaid Expenses                                    5,334       4,636
Deferred Financing Costs, Net                       5,924       4,519
Investment in Real Estate Joint Ventures            2,649           -
Other Assets                                       26,257      18,463
                                               ----------- -----------
                 Total Assets                  $1,123,871  $1,014,847
                                               =========== ===========
----------------------------------------------
Liabilities and Shareholders' Equity
----------------------------------------------
Liabilities
  Notes Payable-Secured                          $801,754    $604,446
  Notes Payable-Unsecured                               -      77,913
  Distributions Payable                                76          76
  Accounts Payable and Accrued Expenses            14,950      12,953
  Rents Received in Advance                           884         606
  Tenant Security Deposits                          1,889       1,574
                                               ----------- -----------
              Total Liabilities                   819,553     697,568

Minority Interest of Unitholders in Operating
 Partnership                                       18,884      30,205

Shareholders' Equity
  Preferred Stock, No Par Value, Authorized
   25,000 Shares; $25 Liquidation Preference,
    Series A Cumulative Convertible Redeemable;
     Issued and Outstanding 127 Shares              2,680       2,680
  Common Stock, No Par Value, Authorized
   100,000 Shares; Issued and Outstanding
    55,534 Shares and 48,361 Shares,
     Respectively                                 538,969     487,303

  Deferred Compensation                              (456)       (638)
  Distributions Greater Than Net Income          (255,759)   (202,271)
                                               ----------- -----------
      Total Shareholders' Equity                  285,434     287,074
                                               ----------- -----------
  Total Liabilities and Shareholders' Equity   $1,123,871  $1,014,847
                                               =========== ===========


    CONTACT: Cornerstone Realty Income Trust, Inc.
             Mark M. Murphy, 804-643-1761 ext. 231